                                                             EXHIBIT (h)(19)(b)

                  THIRD AMENDMENT TO PARTICIPATION AGREEMENT

   This Third AMENDMENT TO PARTICIPATION AGREEMENT dated as of August 31, 2007, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and AMERICAN GENERAL LIFE INSURANCE COMPANY.

                                  WITNESSETH:

   WHEREAS, the parties hereto have entered into a Participation Agreement dated as of October 2, 2000, as amended (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance products; and

   WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

   NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Third Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Third Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

THE VANGUARD GROUP, INC.

By:
       -----------------------------
Name:
       -----------------------------
Title:
       -----------------------------

VANGUARD MARKETING CORPORATION

By:
       -----------------------------
Name:
       -----------------------------
Title:
       -----------------------------

AMERICAN GENERAL LIFE INSURANCE
COMPANY

By:                                   Attest:
       -----------------------------          -----------------------------
Name:                                 Name:
       -----------------------------          -----------------------------
Title:                                Title:
       -----------------------------          -----------------------------

                                      [CORPORATE SEAL]

                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                           (Revised August 31, 2007)

Name of Separate Account       Contracts Funded by Separate Account
------------------------       -----------------------------------------------
Separate Account VL-R          Platinum Investor I VUL Flexible Premium Life
(May 1, 1997)                  Platinum Investor II VUL Flexible Premium Life
                               Platinum Investor III VUL Flexible Premium Life
                               Platinum Investor Survivor - Variable
                               Corporate America - Variable
                               Platinum Investor Survivor II Flexible Premium
                                 Life
                               Platinum Investor PLUS
                               Platinum Investor FlexDirector
                               Platinum Investor IV VUL Flexible Premium Life
                               Platinum Investor VIP VUL Flexible Premium
                               Universal Life
                               AIG Corporate Investor
                               AIG Income Advantage VUL, SEC Registration
                               No. 333-144594

Separate Account D             Platinum Investor Immediate VA
(November 19, 1973)

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